Exhibit (j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees of the American Performance Funds:
We consent to the use of our report dated October 26, 2007 on the American Performance Funds’ financial statements as incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.
/s/ KPMG LLP

Columbus, Ohio
December 27, 2007